UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 20, 2017

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15903	72-1100013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300
Houston, Texas		77079
(Address of Principal Executive Offices)		(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 20, 2017, CARBO Ceramics Inc. (“the Company”) entered into a Master Purchase Agreement for Goods and Services (“MPA”) with one of its customers, Halliburton Energy Services, Inc. (“Halliburton”).  The MPA has a four year term, which may be extended for an additional four years.  The MPA sets forth the general terms and conditions for the sale of the Company’s products and the provision of its services to Halliburton.

The MPA provides Halliburton limited volume discounts and, with certain exceptions, an exclusive right to review new products/technologies of the Company prior to commercialization, all subject to Halliburton maintaining certain minimum percentages of its ceramic proppant consumption with the Company.

The MPA replaces the Company’s Proppant Supply Agreement with Halliburton, dated as of August 8, 2008, which expired as of June 30, 2016.  In consideration of the valued customer relationship it has with Halliburton, the Company has agreed to waive a minimum purchase obligation outstanding under that agreement, subject to Halliburton purchasing a certain minimum volume of ceramic proppant under the MPA.

Item 2.02. Results of Operations and Financial Condition.

The following information, including the Exhibit to this Form 8-K, is being furnished pursuant to Item 2.02 — Results of Operations and Financial Condition of Form 8-K. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act of 1933 registration statements.

On January 26, 2017, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing fourth quarter and full year 2016 earnings.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.

99.1	Press Release, dated January 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: January 26, 2017
	By:	/s/ Ernesto Bautista III
Ernesto Bautista III
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 26, 2017.